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                                                                   EXHIBIT 10.15

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is effective as of the 2nd day of January, 1997 ("Effective Date"), and is entered into this 1st day of July, 1997, by and between HARBINGER CORPORATION ("Company"), a Georgia corporation, and DAVID T. LEACH ("Employee"), an individual. For and in consideration of the mutual covenants described below, the parties hereby agree as follows:


1. EMPLOYMENT. Company agrees to employ or continue to employ Employee, and Employee agrees to accept and continue such employment, upon the following terms and conditions.

2.   DUTIES.

     a. Employee shall assume the responsibilities and perform the duties specified in EXHIBIT A ("Duties"). Employee agrees to devote reasonable work time and energy to the furtherance of the business of Company consistent with the Duties and shall not during the term hereof work or perform services in any advisory or other capacity (other than as a member of the Board of Directors or Board of Advisors of an entity which is not competitive with the Company) for any individual, firm, company, or corporation other than for Company without Company's prior written consent.

     b. Employee shall serve on the Company's Board of Directors (the "Board") if elected by the Company's shareholders to serve in such capacity.

     c. This Agreement may be supplemented from time to time by rules and regulations of employment issued by Company, including, without limitation, such rules and regulations described in the Company employee handbook, and Employee agrees to adhere to these rules and regulations.

3.   COMPENSATION.

     a. ANNUAL SALARY. Employee's annual salary ("Annual Salary") commencing as of April 1, 1997 shall be Two Hundred Thousand Dollars ($200,000.00), payable in accordance with the Company's standard payment terms. The amount of any Annual Salary increases in subsequent years shall be determined by the Compensation Committee ("Committee") or the Board in its sole discretion.

     b. ANNUAL BONUS. Employee's annual bonus ("Annual Bonus") for 1997 shall be fifty percent (50%) of the 1997 Annual Salary, payable in accordance with Employee's satisfactory fulfillment of the objectives as established and determined by the Committee or the Board. Any future Annual Bonus(es) in subsequent years shall be determined by the Committee or the Board.

     c. BENEFITS. Employee shall be entitled to receive the same employee benefits as made available by Company to its Chairman.

4.   [RESERVED].

5. TERM. The term of this Agreement (the "Term") shall commence on the Effective Date and shall remain in full force and effect for four (4) years thereafter, unless sooner terminated as provided in Section 9 below. Upon the Effective Date, the previously executed Employment Agreement between Company and Employee dated March 7, 1994 shall be deemed to have terminated automatically and shall thereafter be of no further force or effect, and this Agreement shall supersede all prior agreements, arrangements and understandings with respect to the subject matter hereof, except as set forth in Section 13(b).

6.   OWNERSHIP.

For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee, whether prior to or after the Effective Date, while retained or employed by Company (whether developed during work hours or not). All Work Product shall be considered work made for hire by Employee and owned by Company. If any of the Work Product may not, by operation of law or otherwise, be considered work made for hire by Employee for Company, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in Company, Employee hereby assigns to Company, and upon the future creation thereof automatically assigns to Company, without further consideration, the ownership of all Work Product. Company shall have the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Work Product. Employee agrees to perform, during or after Employee's employment, such further acts as may be necessary or desirable to transfer, perfect, and defend Company's ownership of the Work Product that are reasonably requested by Company.

7. LICENSE. To the extent any materials other than Work Product are contained in the materials Employee delivers to Company or Company's customers ("Licensed Materials"), Employee grants to Company an irrevocable, nonexclusive, worldwide, royalty-free license to: (i) use and distribute (internally or externally) copies of, and prepare derivative works based upon, the Licensed Materials and derivative works thereof, and (ii) authorize others to do any of the foregoing.

8.   NONDISCLOSURE OF PROPRIETARY INFORMATION.

     a. As used herein, "Trade Secrets" means information constituting a trade secret within the meaning of Section 10-1-761(4) of the Georgia Trade Secrets Act of 1990, including all amendments hereafter adopted. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential.

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"Proprietary  Information" means,  collectively,  Confidential  Information and
Trade Secrets.

     b. Company may disclose to Employee certain Proprietary Information. Employee acknowledges and agrees that the Proprietary Information of Company is the sole and exclusive property of Company (or a third party providing such information to Company) and that Company owns all worldwide copyrights, trade secret rights, confidential and proprietary information rights, and all other property rights therein.

     c. Employee acknowledges and agrees that the disclosure of the Proprietary Information of Company to Employee does not confer upon Employee any license, interest or rights of any kind in or to the Proprietary Information.

     d. Employee agrees to use the Proprietary Information solely for the benefit of Company. Except in the performance of services for Company, Employee will hold in confidence and not use, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Proprietary Information of Company or any portion thereof communicated, discussed, delivered or made available by Company to or received by Employee, whether orally or in written form, without the prior written consent of Company. Employee shall notify Company immediately upon discovery of any unauthorized use or disclosure of the Proprietary Information.

     e. Employee acknowledges that its obligations under this Agreement with regard to the Trade Secrets of Company remain in effect for as long as such information shall remain a trade secret under applicable law. Employee acknowledges that its obligations with regard to the Confidential Information of Company shall remain in effect while Employee is retained by Company to perform the Duties and for three (3) years thereafter. The foregoing obligations shall not apply if and to the extent that: (a) Employee establishes that the information communicated was already known to Employee, without obligation to keep it confidential, at the time of its receipt from Company;
(b) Employee establishes that the information communicated was received by Employee in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or (c) Employee establishes that the information communicated was publicly known at the time of its receipt by Employee or has become publicly known other than by a breach of this Agreement or other action by Employee.

     f. The terms of this Agreement and the relationship between Company and Employee shall be subject to the obligations of nondisclosure herein, except to the extent that disclosure thereof is required by law or regulation.

9. TERMINATION. The parties agree that Employee's term of employment may be terminated at any time, for any reason or for no reason, with cause or without cause (as defined below), by Company or Employee.

     a. TERMINATION WITH CAUSE. The parties agree that Employee's employment may be terminated at any time with notice by Company for cause ("Termination With Cause") under any one or more of the following events:

               (i) Employee's knowing and willful misconduct with respect to the business and affairs of the Company;

              (ii) Any material violation by Employee of any policy of the Company relating to ethical business conduct or practices or fiduciary duties of a senior executive;

              (iii) Knowing and willful material breach of any provision of this Agreement which is not remedied within thirty (30) days after Employee's receipt of notice thereof;

              (iv) Employee's commission of a felony or an illegal act involving moral turpitude or fraud or Employee's dishonesty which may reasonably be expected to have a material adverse effect on the Company; and/or

              (v) Failure to comply with reasonable directives of the Board which are consistent with the Duties, if not remedied within thirty
         (30) days after Employee's receipt of notice thereof.

     b. TERMINATION WITHOUT CAUSE. "Termination Without Cause" means any termination of employment by the Company which is not "Termination With Cause" as defined above. A resignation or voluntary departure from Company by Employee or his death shall not be deemed Termination Without Cause under this Agreement.

     c. SEVERANCE. In the event that Employee's employment is Terminated Without Cause by Company at any time (other than at the expiration of the Term), Company shall pay to Employee the severance pay equal to Employee's Annual Salary at the then current rate for a period equal to the remainder of the then current Term ("Severance Period"). The severance pay shall be payable to Employee in accordance with the Company's standard pay periods and shall be subject to all applicable withholdings, or, in the Company's sole discretion, in a lump sum equal to the Annual Salary for the period equal to the remainder of the current Term, discounted to its present value as reasonably determined by the Board.

     d. POST TERMINATION OBLIGATIONS. Upon termination of employment for any reason, Employee shall return immediately to Company all documents, property, and other records of Company, and all copies thereof, and all Work Product within Employee's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information or any portion thereof.

10. CUSTOMER NON-SOLICITATION. The relationships made or enhanced in the course of Employee's employment with the Company belong to Company. During Employee's employment with Company and for the period of one (1) year after termination of Employee's employment with Company for any reason or the Severance Period, whichever is longer (the "Limitation Period"), Employee shall not contact, solicit or attempt to solicit, on Employee's own behalf or on behalf of any other person or entity, any customer or prospective customer of Company with whom Employee had contact in



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the two (2) years prior to the end of Employee's employment with Company
("Restrictive Period") with a view to offering, providing, selling or licensing during the Limitation Period any program, product or service that is competitive with the Company's business as defined in EXHIBIT B ("Company Business").

11. EMPLOYEE NON-SOLICITATION. During the Limitation Period, Employee agrees not to call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is or was an employee of Company during the Restrictive Period, for the purpose of having such person work in any other corporation, association, entity, or business that is competitive with the Company Business.

12. NONCOMPETITION. During the Limitation Period, Employee agrees that, without the prior written consent of Company, Employee shall not perform the duties specified on EXHIBIT A and performed by Employee during the Restrictive Period for any person or entity competing with the Company Business in the territory defined in EXHIBIT B ("Territory"), provided that Company is still engaged in the Company Business. The parties agree and acknowledge that: (i) the periods of restriction and Territory of restriction contained in this Agreement are fair and reasonable in that they are reasonably required for the protection of Company and that the Territory is the area in which Employee shall perform (or currently performs) services for Company; and (ii) by having access to information concerning employees and actual or prospective customers of Company, Employee shall obtain a competitive advantage as to such parties. If, however, for any reason any court determines that the restrictions in Sections 10 through 12 are not reasonable or that consideration is inadequate, then such restrictions shall be interpreted, modified or re-written to include as much of the duration, scope and geographic area in this section as will render such restrictions valid and enforceable.

13.  INDEMNIFICATION.

     a. BY EMPLOYEE. Employee shall indemnify and hold harmless Company, any affiliated corporation, and their respective shareholders, directors, officers, agents, and employees, from and against any and all liability, including payment of attorneys' fees, arising directly or indirectly from a violation of
Section 13.

     b. BY COMPANY. Company shall indemnify and hold harmless Employee in accordance with the indemnification obligations as set forth in Article IX,
Section 2 of the Company's Amended and Restated Bylaws dated April 29, 1995, and the previously executed Indemnification Agreement between Company and Employee.

14. EQUITABLE RELIEF. The parties to this Agreement acknowledge that a breach by Employee of any of the terms or conditions of this Agreement will result in irrevocable harm to Company and that the remedies at law for such breach may not adequately compensate Company for damages suffered. Accordingly, Employee agrees that in the event of such breach, Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit Company's right to any remedies at law, including the recovery of damages for breach of this Agreement.

15. SEVERABILITY. If any provision or part of any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such holding shall not affect the enforceability of any other provisions or parts thereof, and all other provisions and parts thereof shall continue in full force and effect.

16. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof (other than disputes with respect to alleged violations of the covenants contained in Sections 10, 11, and 12, and the Company's pursuit of the remedies described in Section 15 in connection therewith) shall be settled by arbitration in Atlanta, Georgia. In such case, both parties agree to the appointment of three (3) arbitrators, with one arbitrator selected by each party, and the third selected by the American Arbitration Association ("AAA"). The arbitration shall be conducted in Atlanta, Georgia in accordance with the Commercial Arbitration Rules, regulations and procedures of the AAA. The judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall be free to pursue any remedy before the arbitration tribunal that they shall be otherwise permitted to pursue in a court of competent jurisdiction, and the decision of the arbitration panel shall be final and binding on both parties.

17. ACCELERATION OF OPTIONS. Employee has been and in the future may be awarded options to purchase shares of the Company's common stock ("Options") pursuant to the terms of the Company's stock option plans previously, now or hereafter in effect (collectively, the "Plans"). The following terms shall be applicable to all Options. In the event of any conflict between the following terms and an Option, the following terms shall control. For purposes of this Section, "Continuous Service" means a period of continuous performance of services by Employee for the Company, a Parent or a Subsidiary, as determined by the Board or Committee.

        a. ONGOING VESTING. Notwithstanding anything herein or in any Option to the contrary, if Employee is terminated by the Company as a result of a Termination Without Cause, then for purposes of subsection (a) of this Section 17 and the Options, the Options which are not qualified under Section 422 of the Internal Revenue Code shall continue to vest over time as if Employee was in Continuous Service during such time.

        b. ACCELERATION. Notwithstanding this Section 17 or anything in an Option to the contrary, the Options shall be deemed accelerated, fully vested and fully exercisable in the event of a Change in Control (defined below) as long as such acceleration and vesting does not adversely impact the availability of pooling of interests accounting treatment, as such determination is made by the Board in its reasonable discretion.

        c. CHANGE IN CONTROL. A "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the
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Securities  Exchange Act of 1934, as amended ("Exchange Act"), or Item 1 of
Form 8-K promulgated under the Exchange Act; (ii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

18. MISCELLANEOUS. This Agreement shall not be amended or modified except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns. Due to the personal nature of this Agreement, Employee shall not have the right to assign Employee's rights or obligations under this Agreement without the prior written consent of Company. This Agreement shall be governed by the laws of the State of Georgia without regard to its rules governing conflicts of law. This Agreement and the attached Exhibits represent the entire understanding of the parties concerning the subject matter hereof and supersede and terminate all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the address provided below such party's signature (as may be amended by notice from time to time), by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. The exhibits attached hereto are incorporated herein by this reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals effective as of the date first above written.

COMPANY: HARBINGER CORPORATION                        EMPLOYEE: DAVID T. LEACH

By:   /s/ C. Tycho Howle                            Signature /s/ David T. Leach
      ------------------                                      ------------------
Title: Chairman                                     Address:  2815 Harwick Drive
                                                              Atlanta, GA 30350

Address:  1055 Lenox Park Boulevard
          Atlanta, Georgia 30319

                                      -4-

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                                   EXHIBIT A

                                     DUTIES

Employee:         DAVID T. LEACH

Job Title:        Chief Executive Officer

Duties: Attached hereto. The Duties may be revised from time to time by mutual written agreement of the parties as an Addendum to this Agreement.


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                                  EXHIBIT B

                               COMPANY BUSINESS

TERRITORY: The following Territory is that territory in which Employee performs services for Company: United States, The Netherlands, Germany.

COMPANY BUSINESS: The Company is in the business of (i) providing electronic commerce and EDI software products and services to businesses, and (ii) providing related computer communications network and consulting services to businesses; and (iii) any business conducted by the Company now or hereafter.